Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of the Federated
Core Trust III and the
Shareholders of Federated Project and
Trade Finance Core Fund:

In planning and performing our audit of
the financial statements of Federated
Project and Trade
Finance Core Fund (the Fund), a series of the Federated Core Trust III, as of and for the year ended March 31, 2016, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund?s internal control over financial reporting.
Accordingly, we express no such opinion.

Management of the Fund are responsible
for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company?s internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund?s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Fund?s internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2016.

This report is intended solely for the
information and use of management and
the Board of Trustees of Federated Core
Trust III and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than those specified parties.

/s/KPMG LLP
Boston, Massachusetts
May 24, 2016